SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Definitive Agreements

On August 13, 2008, the Registrant announced that it entered into the following definitive agreements:  (i) an Amending Agreement made as of August 13, 2008 (the “Senior Bank Facility Amending Agreement”) to amend the senior secured revolving credit facility (the “Senior Bank Facility”) with a Canadian chartered bank; (ii) the Second Amending Agreement in Respect of the Bridge Loan Agreement between the Registrant, MID Islandi SF (“MIDI”) and the Guarantors set forth therein, dated as of August 13, 2008 (the “Bridge Loan Amending Agreement”); and (iii) the Fourth Amending Agreement in Respect of the Third Amended and Restated Gulfstream Park Loan Agreement between Gulfstream Park Racing Association, Inc., the Guarantors set forth therein and MIDI, dated as of August 13, 2008 (the “Gulfstream Loan Amending Agreement”).

The following descriptions of the Senior Bank Facility Amending Agreement, the Bridge Loan Amending Agreement and the Gulfstream Loan Amending Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3 hereto that are incorporated by reference herein.

(i)            Senior Bank Facility Amending Agreement

The maturity date of the Senior Bank Facility was extended from August 15, 2008 to September 15, 2008. In connection with the amendment and extension of the Senior Bank Facility, the Registrant incurred a fee of $0.4 million.

(ii)           Bridge Loan Amending Agreement

The maturity date of the bridge loan was extended from August 31, 2008 to September 30, 2008. In connection with the amendment and extension of the bridge loan, the Registrant incurred a fee of $0.5 million.

(iii)         Project Financing Amendments

In connection with the amendments to the Bridge Loan, the Registrant and MIDI also amended the project financing facilities provided to Gulfstream Park and Remington Park. These amendments included extending the deadline for repayment of at least $100 million under the Gulfstream Park project financing facility from August 31, 2008 to September 30, 2008 (during which time any repayments made under either facility will not be subject to a make-whole payment).

Item 8.01   Other Events

Special Committee Process

Consideration of the amendments to the financing arrangements with MIDI was supervised by the Special Committee of the Registrant’s board of directors consisting of Jerry D. Campbell (Chairman), Anthony J. Campbell and William J. Menear. The approval of the Registrant’s board followed a favorable recommendation of the Special Committee. The Special Committee retained independent legal advisors to assist it in its deliberations in respect of these transactions.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Sixteenth Amending Agreement between the Registrant, the Guarantors set forth therein and the Bank of Montreal, made as of August 13, 2008 to amend the Senior Bank Facility.

Exhibit 10.2	Second Amending Agreement in Respect of the Bridge Loan Agreement between the Registrant, the Guarantors and MID Islandi SF dated as of August 13, 2008.

Exhibit 10.3

Fourth Amending Agreement in Respect of the Third Amended and Restated Gulfstream Park Loan Agreement between Gulfstream Park Racing Association, Inc., the Guarantors and MID Islandi SF dated as of August 13, 2008.

Exhibit 99.1	Copy of Registrant’s Press Release dated August 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

August 18, 2008

	by:	/s/WILLIAM FORD
William G. Ford
Secretary